Exhibit 10.1

Tenzing Acquisition Corp

250 W 55th St, Suite 13D

New York, NY 10019

October 26, 2020

[Investor Name]
[Investor Address]
Attn: [_________________]

Re:	Waiver of Deadline for Additional Shares under Backstop Agreement

Dear [__________]:

Reference is hereby made to that certain Backstop Agreement, dated as of October ___, 2020 (the “Backstop Agreement”), by and among Tenzing Acquisition Corp., a company incorporated in the British Virgin Islands (together with its successors, the “Company”), Reviva Pharmaceuticals, Inc., a Delaware corporation (together with its successors, “Reviva”), and [insert Investor Name] (“Investor”). Any capitalized term used but not defined in this waiver letter (this “Waiver”) will have the meaning ascribed to such term in the Backstop Agreement.

Under Section 4 of the Backstop Agreement, Investor had until October 23, 2020 to purchase the applicable Backstop Shares in order to be eligible to receive Additional Shares under the Backstop Agreement, but Investor failed to meet that deadline. Each of the Company and Reviva hereby (i) waive Investor’s failure to meet the October 23, 2020 deadline to purchase the Backstop Shares under Section 4 of the Backstop Agreement and (ii) agree to extend the date by which Investor must purchase Backstop Shares in order to be eligible to receive Additional Shares under Section 4 of the Backstop Agreement to November 13, 2020.

Except as expressly amended hereby, the provisions of the Backstop Agreement remain in full force and effect, on the terms and subject to the conditions set forth therein. This Waiver does not constitute, directly or by implication, an amendment or waiver of any provision of the Backstop Agreement, or any other right, remedy, power or privilege of any party to the Backstop Agreement, except as expressly set forth herein. The terms of this Waiver shall be governed by and construed in a manner consistent with the provisions of the Backstop Agreement.

Sincerely,

Tenzing Acquisition Corp.

By:
	Name:	Rahul Nayar
	Title:	Chief Executive Officer

Reviva Pharmaceuticals, Inc.

By:
	Name:	Laxminarayan Bhat
	Title:	Founder, President and CEO